Exhibit 4.6
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

GLOBAL WARRANT CERTIFICATE

FOR

ORDINARY SHARE PURCHASE WARRANTS

ROCKLEY PHOTONICS HOLDINGS LIMITED.
Warrant Shares: 26,461,038
CUSIP No. 77373L 118
                Initial Exercise Date: May 27, 2022

THIS ORDINARY SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Cede & Co. or its assigns is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on May 27, 2032 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Rockley Photonics Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), up to 26,461,038 Ordinary Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Ordinary Share under this Global Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
Section 1.    Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below in this Section 1.
“Beneficial Owner” means, subject to the last sentence of Section 2(e), any person beneficially owning an interest in Warrants, which interest, in the case of the Global Warrant, is credited to the account of a direct participant in DTC for the benefit of such person through the book-entry system maintained by DTC or its agent.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Subscription Agreement and any other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the Initial Exercise Date, provided that such securities have not been amended since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 7 of the Subscription Agreement, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“Global Warrant” means a Warrant in the form of a Global Warrant Certificate registered in the name of the Holder.
“Holder” means the person in whose name this Warrant is registered in the Warrant Register.
“Indenture” means the Indenture, dated as of May 27, 2022 among the Company, the Guarantors party thereto and Wilmington Savings Fund Society, FSB.
“Ordinary Shares” means the ordinary shares of the Company, $0.000004026575398 nominal value per share, at the date of this Indenture,
“Ordinary Share Equivalents” means any securities of the Company or any Subsidiary (as such term is defined in the Indenture) thereof which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.
“Participant” means any direct participant of DTC, the account of which is credited with a beneficial interest in the Global Warrant for the benefit of a Beneficial Owner through the book-entry system maintained by DTC or its agent.
“Subscription Agreement” has the meaning set forth in the Indenture.
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).
“Transfer Agent” means, initially, Computershare Trust Company, N.A., in its capacity as the transfer agent for the Ordinary Shares, and any successor entity acting in such capacity.

“Warrant Agent” means Computershare Inc. and its affiliate Computershare Trust Company, N.A., collectively.
Section 2.    Exercise.
a)Exercise of Warrant. Exercise of the purchase rights represented by this Global Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”); provided that the exercise of the purchase rights represented by a Global Warrant Certificate may be made in accordance with the applicable procedures of DTC. Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise and permitted by the terms hereof. No ink-original Notice of Exercise shall be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender the Global Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Global Warrant has been exercised in full, in which case, the Holder shall surrender to the Company for cancellation as soon as reasonably practicable, but in any case within five (5) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Global Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Global Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)Exercise Price. The exercise price per Ordinary Share under this Global Warrant shall be $5.00, subject to adjustment hereunder (the “Exercise Price”).
c)Cashless Exercise. If following the six-month anniversary of the Issue Date there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Global Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the

Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Global Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Global Warrant in accordance with the terms of this Global Warrant Certificate if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Global Warrant.  The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the bid price of the Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Ordinary Shares are not then listed on a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Ordinary Shares are not then listed on a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d)Mechanics of Exercise.
i.Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Global Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for Regulation SHO purposes to have become the holder of record of the Warrant Shares with respect to which this Global Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise and the Holder shall be deemed for all other corporate purposes the holder of record of the Warrant Shares with respect to which this Global Warrant has been exercised upon payment of the aggregate Exercise Price (other than in the case of a cashless exercise, in which case the Holder shall become holder of record for all corporate purposes upon delivery of the Notice of Exercise). If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Global Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.
In the event the Warrant Shares are being delivered through the facilities of DTC in accordance with the provisions of the preceding paragraph or the restrictive legend on any certificate evidencing Warrant Shares is being removed pursuant to Rule 144 or such Warrant Shares are first being issued without a restrictive legend in reliance on the Holder’s intention to resell such Warrant Shares in reliance upon Rule 144, the Holder shall, at the time of delivery of such certificates to the Company or Transfer Agent, represent to the Company and its counsel that (i) it intends to sell such Warrant Shares prior to the filing date of the Company’s next periodic report and (ii) if such Warrant Shares are not sold by such filing date and such Underlying Shares are no longer eligible for resale under Rule 144 such Holder will deliver such shares (including as applicable by book-entry transfer through the facilities of DTC) to the Transfer Agent or to the Company to have the restrictive legend placed back on such certificates representing such Warrant Shares (and in the case of any Warrant Shares delivered through the facilities of DTC, the Company shall issue physical certificates in exchange for the Warrant Shares so delivered).
ii.Delivery of New Warrants Upon Exercise. If this Global Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Global Warrant Certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Global Warrant, which new Warrant shall in all other respects be identical with this Global Warrant.
iii.Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
iv.Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Beneficial Owner on whose behalf the exercise is being made is required by its broker to purchase (in an open market transaction or otherwise) or such Beneficial Owner’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by such Beneficial Owner of the Warrant Shares which Beneficial Owner anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder in respect of such exercise the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Global Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Global Warrant as required pursuant to the terms hereof.
v.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Global Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
vi.Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any stamp, issue or transfer tax or other similar tax, duty or incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Global Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii.Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Global Warrant, pursuant to the terms hereof.
e)Holder’s Exercise Limitations. The Company shall not effect any exercise of this Global Warrant, and a Holder shall not have the right to exercise any portion of this Global Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the

Beneficial Owner on whose behalf the Holder is exercising (together with the Beneficial Owner’s Affiliates, and any other Persons acting as a group (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder) together with the Beneficial Owner or any of the Beneficial Owner’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Global Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Global Warrant beneficially owned by the Beneficial Owner or any of its Attribution Parties or (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Beneficial Owner or any other Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder and each Beneficial Owner that the Company is not representing to the Beneficial Owner that such calculation is in compliance with Section 13(d) of the Exchange Act and the Beneficial Owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Global Warrant is exercisable (in relation to other securities owned by the Beneficial Owner together with any Attribution Parties) and of which portion of this Global Warrant is exercisable shall be in the sole discretion of the Holder and the Beneficial Owner, and the submission of a Notice of Exercise shall be deemed to be the Holder’s and the Beneficial Owner’s determination of whether this Global Warrant is exercisable (in relation to other securities beneficially owned by the Beneficial Owner together with any Attribution Parties) and of which portion of this Global Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, the Holder and any Beneficial Owner may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written request of a Holder, the Company shall within one Trading Day confirm orally or in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Global Warrant, on behalf of any Beneficial Owner or other Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Global Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Global Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this

Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to each successor Beneficial Owner of Warrants represented by this Global Warrant Certificate. For purposes of this Section 2(e), the term “Beneficial Owner” shall mean a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act.
f)In addition to, and notwithstanding any other provision of the Global Warrant Certificate, if a Holder submits the Global Warrant for exercise during a period when a Registration Default (as defined in the Subscription Agreement) exists, the Company shall increase the number of Warrant Shares issuable pursuant to such exercise by 5.0% at a time when such Registration Default has occurred and is continuing. Notwithstanding the foregoing, if a Registration Default occurs after a Holder has exercised Warrants, such Holder shall not be entitled to any compensation with respect to such Warrant Shares.
Section 3.    Certain Adjustments.
a)Stock Dividends and Splits. If the Company, at any time while this Global Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Global Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Global Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Global Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)Subsequent Equity Sales. If the Company or any Subsidiary (as such term is defined in the Indenture) thereof, as applicable, at any time while this Global Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or Ordinary Share Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment, provided that the Base Share Price shall not be less than $2.80 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement)(such Exercise Price, the “Floor Price”). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Ordinary Shares or Ordinary Share Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised, subject to the Floor Price. If the Company enters into an equity line of credit or an “at-the-market offering (either such agreement, an “ATM Agreement”) and for so long as such ATM Agreement is in effect, the Company shall report in each of its subsequent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, sales made pursuant to such ATM Agreement and any such adjustment required to be made to the Exercise Price, subject to the Floor Price. Additionally, at any such time while this Global Warrant is outstanding, the Holder may request in writing to the Company an accounting of the sales made pursuant to any such ATM Agreement (such request, the “ATM Sales Accounting Request”). The Company shall (i) notify the Holder in writing within one Trading Day following receipt of the ATM Sales Accounting Request whether or not any sales were made pursuant to such ATM Agreement that constitute a Dilutive Issuance and (ii) file a Current Report on Form 8-K within two Trading Days of receiving the ATM Sales Accounting Request, disclosing all material non-public information relating to such Dilutive Issuance, including any adjustment to the Exercise Price. For the purposes of this Section 3(b), “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement (other than an equity line of credit or an “at-the-market offering”), whereby the Company may issue securities at a future determined price.
c)Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Global Warrant

(without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
d)Pro Rata Distributions. During such time as this Global Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Global Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Global Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Global Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Global Warrant.
e)Fundamental Transaction. If, at any time while this Global Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary (as such term is defined in the Indenture), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Global Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Global Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Global Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Global Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Global Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), to purchase this Global Warrant from the Holder by paying to the Holder an amount of cash equal to the Fair Market Value (as defined below) of the remaining unexercised portion of this Global Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's board of directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Fair Market Value of the unexercised portion of this Global Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Fair Market Value” means the fair market value of this Global Warrant as determined by a third-party valuation firm selected by the Company, and reasonably acceptable to the Holder. The payment of the Fair Market Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Global Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such

Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Global Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Global Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Global Warrant (without regard to any limitations on the exercise of this Global Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Global Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Global Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Global Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Global Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.
f)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/10,000th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.
g)Notice to Holder.
i.Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined herein) of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Global Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Global Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
h)Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market on which the Ordinary Shares are then listed, the Company may at any time during the term of this Global Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.
Section 4.    Transfers.
a)Warrant Register. The Company shall register this Global Warrant, upon records to be maintained by the Company outside of the United Kingdom for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company and the Warrant Agent may deem and treat the registered Holder of the Global Warrant as shown in the Warrant Register as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
b)Transferability. Transfers of the Global Warrant shall be limited to transfers in whole, and not in part, to the Company, DTC, their successors, and their respective nominees. A Global Warrant may be transferred to such parties upon the delivery of a written instruction of transfer in form reasonably satisfactory to the Warrant Agent and the Company, duly executed by the Holder or by such Holder’s attorney, duly authorized in writing. No such transfer shall be effected until, and the transferee shall succeed to the rights of the Holder only upon, final acceptance and registration of the transfer in the Warrant Register. Prior to the registration of any transfer of the Global Warrant by the Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the person in whose name such Global Warrant is registered as the owner thereof for all purposes, notwithstanding any notice to the contrary. To permit a registration of a transfer of a Global Warrant, the Company shall execute the Global Warrant Certificate at the Warrant Agent’s request and the Warrant Agent shall authenticate such Global Warrant Certificate. The Global Warrant Certificate shall be deposited on or after the date hereof with the Warrant Agent. No service charge shall be made for any such registration of transfer. A party requesting transfer of the Global Warrant must provide any evidence of authority that may be required by the Warrant Agent.
c)Transfers of Beneficial Interests. Interests of Beneficial Owners in a Global Warrant registered in the name of DTC or its nominee shall only be transferred in accordance with the procedures of DTC, the applicable Participant and applicable law.
d)Transfer Restrictions. (i) If, in connection with any transfer of this Global Warrant or any beneficial interest in this Global Warrant, such transfer shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or eligible for resale in reliance upon Rule 144A under the Securities Act, the Company and Warrant Agent may require, as a condition to allowing such transfer, the delivery of such legal opinions, certifications or other evidence satisfactory to each of them in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.
(ii) At any time the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall, so long as any portion of the Global Warrant or the Warrant Shares issuable upon exercise thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide, upon written request, to any Holder, Beneficial Owner or prospective purchaser of such Warrants or Warrant Shares the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Warrants or Warrant Shares pursuant to Rule 144A. The Company shall take such further action as any Holder or Beneficial Owner of such Warrants or Warrant Shares may reasonably request to the extent from time to time required to enable such Holder or Beneficial Owner to sell such Warrants or Warrant Shares in accordance with Rule 144A, as such rule may be amended from time to time.
e)Definitive Warrant Certificates Following Deemed Warrant Exchange. At any time or from time to time, each Beneficial Owner of Warrants represented by the Global Warrant Certificate shall have the right to elect to receive, or if DTC subsequently ceases to make its settlement system available for the Global Warrant, the Company shall instruct the Warrant Agent to issue to each Beneficial Owner, a Warrant in certificated form in lieu of holding its Warrant beneficially through the Global Warrant Certificate pursuant to a written request (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by such Beneficial Owner, the “Warrant Certificate Request Notice Date”) to the Warrant Agent for a definitive Warrant Certificate (a “Definitive Warrant Certificate”). Upon written notice by a Beneficial Owner to the Warrant Agent for the exchange of some or all of such Beneficial Owner’s Warrants for a Definitive Warrant Certificate evidencing the same number of Warrants, the Warrant Agent shall, as soon as practicable, issue and deliver to the Beneficial Owner a Definitive Warrant Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Warrant Certificate shall be dated the original issue date of the Warrants, shall be manually executed by an authorized signatory of the Company, shall be in the form attached hereto as Exhibit A, and shall be reasonably acceptable in all respects to such Beneficial Owner.

Section 5.    Miscellaneous.
a)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Global Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Global Warrant.
b)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company or the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Global Warrant Certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and an open penalty surety bond satisfactory to the Warrant Agent holding it and the Company harmless, and upon surrender and cancellation of such Global Warrant Certificate or stock certificate, if mutilated, and absent notice to the Warrant Agent that such Global Warrant Certificate or stock certificate has been acquired by a bona fide purchaser, the Company will make and deliver a new Global Warrant Certificate or stock certificate of like tenor and dated as of such cancellation, in lieu of such Global Warrant Certificate or stock certificate.
c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
d)Authorized Shares.
The Company covenants that, during the period the Global Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Global Warrant. The Company further covenants that its issuance of this Global Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Global Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Global Warrant Certificate will, upon exercise of the purchase rights represented by this Global Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue other than any transfer to the Holder).
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Global Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Global Warrant Certificate against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Global Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Global Warrant.
Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Global Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
e)Tax Treatment.
i.Separate Instruments. The parties to this Global Warrant and each Beneficial Owner agree to treat the Global Warrant and any Notes (as such term is defined in the Indenture) as separate instruments for United States federal income and state and local income tax purposes, and shall not file any tax return or take any position that is inconsistent with such treatment, unless otherwise required by a tax authority or a closing agreement.
ii.Company as a C-Corp. The Company represents that it currently is, and agrees that for so long as the Holder remains a holder of the Global Warrant or Warrant Shares, will remain, a subchapter C corporation for tax purposes.
iii.[Reserved].
iv.Withholding. The Company agrees to not deduct or withhold any tax with respect to the issuance or exercise of the Global Warrant or issuance of the Warrant Shares pursuant to the exercise of the Global Warrant unless otherwise required by a tax authority following such issuance or exercise, in which event the Company shall pay additional amounts so that the Holder receives the amount it would otherwise have received but for such deduction or withholding.
f)Jurisdiction. THE GLOBAL WARRANT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE GLOBAL WARRANT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
The Company irrevocably consents and agrees, for the benefit of the Holders and Beneficial Owners from time to time of the Global Warrant, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Global Warrant may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York. The Company hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues and hereby irrevocably designates and appoints CT Corporation System located at 28 Liberty Street, New York, NY 10005, as its authorized agent for receipt of service of process in any such suit, action or proceeding. Nothing in the Global Warrant will affect the right of any person to serve process in any other manner permitted by law.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Global Warrant brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
g)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Global Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
h)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Global Warrant, if the Company willfully and knowingly fails to comply with any provision of this Global Warrant Certificate, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
i)Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, as shall be on record with the Transfer Agent or to such electronic mail address or address as the Company shall be notified of by a Holder by written notice given in accordance with this Section 5(i).
j)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Global Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Global Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Global Warrant Certificate and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Global Warrant. If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due or contingently due in U.S. dollars under the Global Warrant (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine). If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of endorsement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.
In the event of the winding-up of the Company at any time while any amount of damages owing under the Global Warrant, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holder harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under this paragraph) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this paragraph, the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.
The obligations contained in the two preceding paragraphs shall constitute separate and independent obligations of the Company from its other obligations under the Global Warrant, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by the Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under the preceding paragraph) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holder and no proof or evidence of any actual loss shall be required by the Company or its liquidator. In the case of the preceding paragraph, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
The term “rate(s) of exchange” shall mean the rate of exchange at which in accordance with normal banking procedures the Holders could purchase in The City of

New York the Required Currency with the Judgment Currency on the relevant date and includes any premiums and costs of exchange payable.
l)Successors and Assigns. Subject to applicable securities laws, this Global Warrant Certificate and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Global Warrant Certificate are intended to be for the benefit of any Holder from time to time of this Global Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
m)Amendment. This Global Warrant Certificate may be modified or amended or the provisions hereof waived with the written consent of the Company and each Beneficial Owner; provided that this Global Warrant Certificate may be modified or amended to comply with the rules of any applicable securities depositary or to permit the Global Warrant to be held in book-entry by a warrant agent, in each case, in a manner that does not adversely affect the rights of any Beneficial Owner.
n)Severability. Wherever possible, each provision of this Global Warrant Certificate shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Global Warrant Certificate shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Global Warrant Certificate.
o)Headings. The headings used in this Global Warrant Certificate are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Global Warrant Certificate.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Global Warrant Certificate to be executed by its officer thereunto duly authorized as of the date first above indicated.

ROCKLEY PHOTONICS HOLDINGS LIMITED
By: /s/ Andrew Rickman________________________
     Name: Andrew Rickman
     Title: Chief Executive Officer

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent

By: /s/ Thomas Borbely_________________________
Name: Thomas Borbely
Title: Senior Manager, Corporate Actions

NOTICE OF EXERCISE

TO:    ROCKLEY PHOTONICS HOLDINGS LIMITED

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the Global Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2)Payment shall take the form of (check applicable box):
[ ] in lawful money of the United States; or
[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Global Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3)Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
            _______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

            _______________________________

            _______________________________

            _______________________________

        (4) Qualified Institutional Buyer. The Beneficial Owner on whose behalf this exercise is being made is a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:
The assignor and assignee acknowledge that any assignment of the Global Warrant is subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) of the Global Warrant.